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                                                                   Exhibit 23.2


PricewaterhouseCoopers
Chartered Accountants
Dorchester House
7 Church Street
Hamilton
Bermuda HM 11

                       Consent of Independent Auditors


We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 26, 2003 relating to the financial statements and financial statement schedules of Montpelier Re Holdings Ltd., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.




/s/ PricewaterhouseCoopers
-------------------------------
    Hamilton, Bermuda
    July 9, 2003